UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2008

REGIONS FINANCIAL

CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 944-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On or about February 25, 2008, Regions Financial Corporation (the “Company”) sent a notice to participants in the Regions Financial Corporation 401(k) Plan (the “Regions Plan”) and the AmSouth Bancorporation Thrift Plan (the “AmSouth Plan”) informing them that effective as of April 1, 2008 the Regions Plan and the AmSouth Plan would be merged. This notice indicated that, in order to merge the Regions Plan and the AmSouth Plan together, there will be a blackout period that begins at 3 p.m. Central Time on March 27, 2008 and is expected to end on April 7, 2008 at 8 a.m. Central Time (the “Blackout Period”). During the Blackout Period, participants in the Regions Plan and the AmSouth Plan will temporarily be unable to make changes or conduct transactions within their account, including redirecting investment allocations or requesting withdrawals or distributions of any type. Copies of the notices are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

A participant in the Regions Plan, a participant in the AmSouth Plan, a security holder or other interested person may obtain, without charge, information regarding the Blackout Period by contacting The Princeton Retirement Group, Inc. at 866-630-5295 or P.O. Box 105158, Atlanta, GA 30348-5158.

In connection with the foregoing, on February 29, 2008, the Company sent a notice to its Section 16 officers and its directors pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission Regulation Blackout Trading Restriction. A copy of the notice is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Notices sent on or about February 25, 2008 to Regions Financial Corporation 401(k) Plan Participants and AmSouth Bancorporation Thrift Plan Participants regarding a Blackout Period
99.2	Notice sent on February 29, 2008 to Regions Financial Corporation’s Section 16 Officers and its Directors regarding a Blackout Period

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ John D. Buchanan
Name: Title:	John D. Buchanan Senior Executive Vice President, General Counsel and Corporate Secretary

Date: February 29, 2008